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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Eclipsys Corporation

     We consent to the inclusion of our report dated June 12, 1997 (except for Note 10 which is as of June 26, 1997), relating to the balance sheets of SDK Healthcare Information Systems as of April 30, 1997 and the related statements of operations, stockholders' equity and cash flows for each of the fiscal years in the two-year period ended April 30, 1997 in this registration statement on Form S-4 of Eclipsys Corporation.

                                          /s/ KPMG PEAT MARWICK LLP
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Boston, Massachusetts
December 2, 1998